UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2012

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On August 31, 2012, Intermountain Community Bancorp (the “Company”) issued a press release announcing it will implement effective at the close of business on October 5, 2012, a 1-for-10 reverse stock split of the Company’s common and non-voting common stock. A stock split was previously approved by the shareholders at the Company’s Annual Meeting on May 17, 2012.

As fixed by the Board of Directors, shareholders will receive 1 new share of common stock for every 10 shares of stock they owned prior to the reverse stock split. In addition, all fractional shares will be rounded up to the nearest whole share. The effect of the reverse stock split will be to increase the per share market price of the Company’s common stock to at least $4.00 per share, which will allow the Company following the split to apply with NASDAQ to list its shares of voting common stock on the NASDAQ Capital Market.
A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01. Exhibits.

(d)     Exhibits. The following exhibit is being filed herewith:

Exhibit No.                      Description

99.1	Press release issued August 31, 2012 announcing the reverse stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2012

INTERMOUNTAIN COMMUNITY BANCORP

By:     /s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer